Exhibit 10.3

PERSONAL AND CONFIDENTIAL

HAND DELIVERY

To: Miroslaw ZIELINSKI	Lausanne, June 30, 2015

Dear Miroslaw,

We are pleased to confirm your transfer, effective July 1, 2015, to the position of President Reduced-Risk Products, reporting to Mr. Andre Calantzopoulos, Chief Executive Officer PMI.

Your grade and your annual base salary remain at their present level.

It is agreed and understood that this letter will for all purposes be regarded as a continuation of your employment with Philip Morris International Management SA.

All other conditions relating to your employment with Philip Morris International Management SA remain as stated in your employment contract and, if applicable, in any subsequent amendments.

Please confirm your agreement to this letter by signing the attached copy and returning it to HR Services Switzerland in Lausanne.

We would like to take this opportunity to wish you continued success and satisfaction.

Yours sincerely,

PHILIP MORRIS INTERNATIONAL MANAGEMENT SA

/s/ PAUL HOGG	/s/ RALF ZYSK
Paul Hogg	Ralf Zysk
Director Human Resources Strategy & Planning	Vice President Compensation & Benefits and International Assignments PMI

Read and approved:	/s/ MIROSLAW ZIELINSKI	Date:	Jul. 01. 2015
(Miroslaw Zielinski)

For distribution: R. Zysk
ref: ko

Philip Morris International Management SA, Avenue de Rhodanie 50, 1007 Lausanne, Switzerland
T:+41 (58) 242 00 00, F: +41 (58) 242 01 01